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                                                                    EXHIBIT 99.1

                     CONSENT OF AFC CABLE FINANCIAL ADVISOR

We hereby consent to the inclusion of our opinion letter to the Board of Directors of AFC Cable Systems, Inc. as Annex D to the Proxy
Statement/Prospectus of AFC Cable Systems, Inc. and in the Registration Statement on Form S-4 of Tyco International Ltd., of which the Proxy Statement/ Prospectus is a part, filed with the Securities and Exchange Commission, and to the references to our firm and to the description of such opinion in such Proxy Statement/Prospectus.

                                      THE ROBINSON-HUMPHREY COMPANY, LLC

Boston, Massachusetts
September 27, 1999